EXHIBIT 10-1


                                 August 16, 2000

ASA International Ltd.
ASA International Ventures, Inc.
c/o ASA International Ltd.
10 Speen Street
Framingham, Massachusetts 01701

  Re:      First Amendment to Demand Loan and Security Agreement (All Assets)

Gentlemen:

         Reference is made to our Demand Loan and Security Agreement (All Assets) dated as of October 20, 1999, together with all amendments and additions thereto (hereinafter called the "Agreement"). Notwithstanding the provisions of the Agreement, it is agreed, effective as of August 1, 2000, that the Agreement shall be amended as follows:

     1. Section 1 of the Agreement entitled "DEFINITIONS AND ACCOUNTING TERMS" is hereby amended by adding the following new definitions thereto:

         "'Borrowing Base' shall mean the following:

               (a) up to eighty (80%) percent of the unpaid face amount of Qualified Accounts (as defined below) or such other percentage thereof as may from time to time be fixed by Bank upon notice to Borrower, MINUS

               (b) one hundred (100%) percent of the aggregate amount then undrawn on all letters of credit and acceptances issued pursuant to this Agreement for the account of Borrower;

          but in no event shall the sum of all loans plus the sum of the aggregate amount undrawn on all letters of credit and acceptances be in excess of the Credit Limit.

          'Qualified Account' shall mean an Account owing to Borrower which met the following specifications at the time it came into existence and continues to meet the same until it is collected in full:

               (a) The Account is not more than ninety (90) days from the date of the invoice thereof.

               (b) The Account arose from the performance of services or an outright sale of goods by Borrower, such goods have been shipped to the account debtor, and Borrower has possession of, or has delivered to Bank, shipping and delivery receipts evidencing such shipment.

               (c) The Account is not subject to any prior assignment, claim, lien, or security interest, and Borrower will not make any further assignment thereof or create any further security interest therein, nor permit Borrower's rights therein to be reached by attachment, levy, garnishment or other judicial process.

               (d) The Account is not subject to set?off, credit, allowance or adjustment by the account debtor, except discount allowed for prompt payment and the account debtor has not complained as to his liability thereon and has not returned any of the goods from the sale of which the Account arose.

               (e) The Account arose in the ordinary course of Borrower's business and did not arise from the performance of services or a sale of goods to a supplier or employee of Borrower.

               (f) No notice of bankruptcy or insolvency of the account debtor has been received by or is known to Borrower.

               (g) The Account is not owed by an account debtor whose principal place of business is outside the United States of America.

               (h) The Account is not owed by an entity which is a parent, brother/sister, subsidiary or affiliate of Borrower.

               (i) The account debtor is not located in the State of New Jersey or in the State of Minnesota, unless Borrower has filed and shall file all legally required Notice of Business Activities Reports with the New Jersey Division of Taxation or the Minnesota Department of Revenue, as the case may be.

               (j) The Account is not evidenced by a promissory note.

               (k) The Account did not arise out of any sale made on a bill and hold, dating or delayed shipment basis.

               (l) The Account does not arise out of a progress billing prior to completion of the order therefor.

               (m) Bank, in its sole discretion, has not, for any reason, deemed the Account or the account debtor to be unacceptable."

     2. The definition of "Termination Date" contained in Section 1 of the Agreement entitled "DEFINITIONS AND ACCOUNTING TERMS" is hereby stricken in its entirety and the following new definition substituted therefor:

         "'Termination Date' shall mean June 30, 2001, or such other date to which this Agreement is extended pursuant to Section 18.01."

     3. Section 2.01 of the Agreement is hereby stricken in its entirety and the following new Section 2.01 substituted therefor:

               "Section 2.01 Subject to the terms and provisions of this Agreement, Bank hereby establishes a discretionary revolving line of credit in Borrower's favor in the amount of the Credit Limit (as defined below), as determined by Bank from time to time hereafter. Bank may make such loans to Borrower, based upon such facts and circumstances existing at the time of the request, as from time to time Bank elects to make which are secured by Borrower's Inventory, Accounts and all other Collateral and the proceeds thereof. Without limiting the discretionary nature of Bank's decision to make loans hereunder, or the demand feature of any loans that Bank does make hereunder, Borrower agrees that the aggregate unpaid principal of all loans outstanding at any one time shall not exceed the lesser of the Borrowing Base or the Credit Limit."

     4. Section 2.02 of the Agreement is hereby stricken in its entirety and the following new Section 2.02 substituted therefor:

                  "Section 2.02 All such loans shall bear interest and at the option of Bank shall be evidenced by demand notes in form satisfactory to Bank, but in the absence of notes shall be conclusively evidenced by the Bank's record of disbursements and repayments and shall be payable ON DEMAND. Interest will be charged to Borrower at a fluctuating rate which is the daily equivalent of the Base Rate in effect from time to time, plus one-half of one (.50%) percent per annum or at such other rate agreed on from time to time by the parties, upon any balance owing to Bank at the close of each day and shall be payable monthly in arrears, on the first day of each month, until the Bank makes demand. The rate of interest payable by Borrower shall be changed effective as of that date on which a change in the Base Rate becomes effective. Interest shall be computed on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days."

     5. Section 11 of the Agreement is hereby amended by adding the following new Sections 11.07 and 11.08 thereto:

                  "Section 11.07 Within fifteen (15) calendar days after the end of each month Borrower shall submit to Bank an aging report in form satisfactory to Bank showing the amounts due and owing on all Accounts according to Borrower's records as of the close of such month, together with such other information as Bank may require. If Borrower's monthly aging reports are prepared by an accounting service or other agent, Borrower hereby authorizes such service or agent to deliver such aging reports and any other related documents to Bank.

                  Section 11.08 Within fifteen (15) days after the end of each month, Borrower shall submit to Bank a Borrowing Base Certificate in a form satisfactory to Bank showing cash receipts, credit memos, sales, debit memos, the unpaid loan balances, new borrowing requests and the adjusted loan balance as of the close of such month or such shorter period as may be required by Bank from time to time, together with such other information as Bank may require."

     6. Section 12 of the Agreement is hereby amended by adding the following new Section 12.26 thereto:

                  "Section 12.26 Although, as above set forth, Bank has a continuing security interest in all of Borrower's Collateral and in the proceeds thereof, Borrower will at all times maintain as the minimum security hereunder a Borrowing Base not less than the aggregate unpaid principal of all loans made hereunder and if Borrower fails to do so, Borrower will immediately make the necessary reduction in the unpaid principal amount of said loans so that the loans outstanding hereunder do not in the aggregate exceed the Borrowing Base."

     7. Section 13.01 of the Agreement is hereby stricken in its entirety and the following new Section 13.01 substituted therefor:

                  "Section 13.01 Permit, for the twelve-month period ending on the last day of any fiscal year, its Debt Service Coverage ratio to be less than 1.25 to 1;"

     8. Section 13.02 of the Agreement is hereby stricken in its entirety and the following new Section 13.02 substituted therefor:

                  "Section 13.02 Permit its Tangible Net Worth to be less than Six Million Eight Hundred Thousand ($6,800,000.00) Dollars as of September 30, 2000, or as of December 31, 2000, and as of the last day of each subsequent fiscal quarter, to be less than the amount required for the prior fiscal year plus seventy-five (75%) percent of Borrower's net income earned for the prior year after provision for taxes, provided that there shall be no reduction in the required Tangible Net Worth for losses;"

     9. Section 13.03 of the Agreement is hereby stricken in its entirety and the following new Section 13.03 substituted therefor:

                  "Section 13.03 Permit the ratio of its Debt to Tangible Net Worth to exceed 2.2 to 1 on September 30, 2000, or on the last day of any quarterly period of Borrower's fiscal year thereafter;"

     10. Section 13 of the Agreement is hereby amended by adding the following new Sections 13.14 and 13.15 thereto:

                  "Section   13.14  Acquire  the  stock  and/or  assets  of  any
         corporation or other entity without first obtaining the prior written consent of Bank.

                  Section  13.15 The  financial  covenants  set forth in Section
         13.02 and 13.03 are to be tested net of any balance sheet effects of any acquisitions made during the applicable period with the consent of Bank and such covenants will be reviewed and restated in connection with any acquisition approved by Bank."

         Kindly note that the alterations contained herein do not in any way alter, release or change any other sections contained in the Agreement.

         Please acknowledge your agreement to the foregoing by signing the enclosed copy of this letter and returning the same to the undersigned.

                                   Very truly yours,

                                   EASTERN BANK

                                   By:_____________________________________
                                         John R. O'Brien, Vice President

UNDERSTOOD AND AGREED TO:

ASA INTERNATIONAL LTD.


By:__________________________________
      Terence C. McCarthy, Vice President

ASA INTERNATIONAL VENTURES, INC.


By:__________________________________
      Terence C. McCarthy, Vice President